Exhibit 99.1

2 November 2021 | NYSE: NXRT

EARNINGS SUPPLEMENT: THIRD QUARTER 2021

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT SUITE 700

DALLAS, TX 75201

PHONE: (214) 276-6300

INVESTOR RELATIONS:

JACKIE GRAHAM

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Recent Activity	5
Financial Summary	6
2021 Full Year Guidance	7
Components of Net Asset Value	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10
NOI and Same Store NOI	11
Q3 Same Store Results	12
Q3 Same Store Properties Operating Metrics	14
QoQ Same Store Properties Operating Metrics	15
YTD Same Store Results	16
FFO, Core FFO and AFFO	18
Historical Capital Expenditures	19
Value-Add Program Details	20
Outstanding Debt Details	23
Debt Maturity Schedule	25
Historical Acquisition Details	26
Historical Disposition Details	27
Definitions and Reconciliations of Non-GAAP Measures	28

SIX FORKS STATION: RALEIGH, NC

ENTRANCE INTO AN EXCITING GROWTH MARKET

   LARGE FLOORPLANS, SIGNIFICANT VALUE-ADD

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpoint.com

(214) 276-6300

Media inquiries: JGraham@nexpoint.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS THIRD QUARTER 2021 RESULTS

NXRT Increases Guidance, Boosts Quarterly Dividend by 11.4% and Acquires $74.8 Million Property in Raleigh, NC

Dallas, TX, November 2, 2021 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the third quarter ended September 30, 2021.

Highlights

•

NXRT[1] reported Net Loss, FFO[2], Core FFO[2] and AFFO[2] of $(5.4)M, $16.1M, $16.4M and $18.6M, respectively, attributable to common stockholders for the quarter ended September 30, 2021, compared to Net Income, FFO, Core FFO, and AFFO of $29.6M, $17.2M, $13.3M and $15.1M, respectively, attributable to common stockholders for the quarter ended September 30, 2020.

•

NXRT reported Net Loss, FFO, Core FFO and AFFO of $(15.7)M, $46.5M, $44.7M and $51.0M, respectively, attributable to common stockholders for the nine months ended September 30, 2021, compared to Net Income, FFO, Core FFO, and AFFO of $48.2M, $41.6M, $41.3M and $46.5M, respectively, attributable to common stockholders for the nine months ended September 30, 2020.

•

For the three months ended September 30, 2021, Q3 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 6.8%, 5.3% and 6.6%, respectively, and occupancy increased 40 bps over the prior year period.

•

For the nine months ended September 30, 2021, YTD Same Store properties[3] average effective rent, total revenue and NOI[2] increased 6.8%, 3.6% and 2.4%, respectively, and occupancy increased 40 bps over the prior year period.

•

The weighted average effective monthly rent per unit across all 40 properties held as of September 30, 2021 (the “Portfolio”), consisting of 15,032[4] units, was $1,204, while physical occupancy was 95.3%.

•	On September 10, 2021, NXRT acquired Six Forks Station located in Raleigh, North Carolina for a gross purchase price of $74.76 million.
•	NXRT paid a third quarter dividend of $0.34125 per share of common stock on September 30, 2021.
•

On October 29, 2021, the Company’s board approved a quarterly dividend of $0.38 per share, an 11.4% increase from the previous dividend per share. Since inception, NXRT has increased the dividend per share by 84.5%.

•	During the three months ended September 30, 2021, through its at-the-market offering (“ATM program”), NXRT issued 101,587 shares for approximately $6.7 million in gross proceeds.
•

During the third quarter, for the properties in our Portfolio, we completed 290 full and partial upgrades and leased 349 upgraded units, achieving an average monthly rent premium of $172 and a 21.2% ROI[5].

•

Since inception, for the properties currently in our Portfolio, we have completed 5,979 full and partial upgrades, 4,554 kitchen and laundry appliances, and 10,134 technology packages, resulting in a $134, $47, and $43 average monthly rental increase per unit and a 21.5%, 72.7%, and 35.0% ROI, respectively.

1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures”, “FFO, Core FFO and AFFO” and “NOI and Same Store NOI” sections of this release.

NXRT.NEXPOINT.COM	Page 1

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 35 properties encompassing 13,576 units of apartment space in our Same Store pool for the three months ended September 30, 2021 (our “Q3 Same Store” properties) and 35 properties encompassing 13,576 units of apartment space in our Same Store pool for the nine months ended September 30, 2021 (our “YTD Same Store” properties). The same store unit count excludes 81 units that are currently down due to fires and winter storm Uri in February 2021 (Hollister Place: 34 units, Atera: 18 units, Timber Creek: 16 units, Venue at 8651: 8 units and Preserve at Terrell Mill: 5 units).

4)

Total units owned in our Portfolio is 15,032, however 89 units are currently down due to fires, a tornado, and winter storm Uri (Hollister Place: 34 units, Atera: 18 units, Timber Creek: 16 units, Cutter’s Point: 8 units, Venue at 8651: 8 units and Preserve at Terrell Mill: 5 units).

5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

Third Quarter 2021 Financial Results

•	Total revenues were $56.4 million for the third quarter of 2021, compared to $51.0 million for the third quarter of 2020.
•

Net loss for the third quarter of 2021 totaled $(5.4) million, or loss of $(0.21) per diluted share, which included $21.6 million of depreciation and amortization expense. This compared to a net income of $29.6 million, or earnings of $1.19 per diluted share, for the third quarter of 2020, which included $17.7 million of depreciation and amortization expense.

•

The change in our net loss of $(5.4) million for the three months ended September 30, 2021 as compared to our net income of $29.6 million for the three months ended September 30, 2020 primarily relates to decreases in gain on sales of real estate and casualty gains, partially offset by an increase in total revenues.

•	For the third quarter of 2021, NOI was $33.6 million on 40 properties, compared to $29.3 million for the third quarter of 2020 on 36 properties.
•	For the third quarter of 2021, Q3 Same Store NOI increased 6.6% to $30.3 million, compared to $28.4 million for the third quarter of 2020.
•	For the third quarter of 2021, FFO totaled $16.1 million, or $0.64 per diluted share, compared to $17.2 million, or $0.69 per diluted share, for the third quarter of 2020.
•	For the third quarter of 2021, Core FFO totaled $16.4 million, or $0.65 per diluted share, compared to $13.3 million, or $0.53 per diluted share, for the third quarter of 2020.
•	For the third quarter of 2021, AFFO totaled $18.6 million, or $0.74 per diluted share, compared to $15.1 million, or $0.60 per diluted share, for the third quarter of 2020.

2021 Year to Date Financial Results

•	Total revenues were $160.7 million for the nine months ended September 30, 2021, compared to $154.3 million for the nine months ended September 30, 2020.
•

Net loss for the nine months ended September 30, 2021 totaled $(15.7) million, or loss of $(0.62) per diluted share, which included $62.3 million of depreciation and amortization expense. This compared to net income of $48.2 million, or earnings of $1.91 per diluted share, for the nine months ended September 30, 2020, which included a gain on sales of real estate of $69.2 million and $62.5 million of depreciation and amortization expense.

•

The change in our net loss of $(15.7) million for the nine months ended September 30, 2021 as compared to our net income of $48.4 million for the nine months ended September 30, 2020 primarily relates to decreases in gains on sales of real estate and casualty gains, partially offset by an increase in total revenues.

•	For the nine months ended September 30, 2021, NOI was $93.6 million on 40 properties, compared to $89.9 million for the nine months ended September 30, 2020 on 36 properties.
•	For the nine months ended September 30, 2021, Same Store NOI increased 2.4% to $87.5 million, compared to $85.5 million for the nine months ended September 30, 2020.
•

For the nine months ended September 30, 2021, FFO totaled $46.5 million, or $1.85 per diluted share, compared to $41.6 million, or $1.65 per diluted share, for the nine months ended September 30, 2020.

•

For the nine months ended September 30, 2021, Core FFO totaled $44.7 million, or $1.78 per diluted share, compared to $41.3 million, or $1.64 per diluted share, for the nine months ended September 30, 2020.

•

For the nine months ended September 30, 2021, AFFO totaled $51.0 million, or $2.03 per diluted share, compared to $46.5 million, or $1.85 per diluted share, for the nine months ended September 30, 2020.

NXRT.NEXPOINT.COM	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Third Quarter Earnings Conference Call

NXRT will host a conference call on Tuesday, November 2, 2021 at 11:00 a.m. ET (10:00 am CT), to discuss third quarter financial results. The conference call can be accessed live over the phone by dialing 800-353-6461 or, for international callers, +1 334-323-0501 and using passcode Conference ID: 8698173. A live audio webcast of the call will be available online at the Company's website, http://nxrt.nexpoint.com. An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, November 9, 2021 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 8698173.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “plan” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, 2021 full year guidance and the related components and assumptions, including the effects of tornado damage, fires and winter storm Uri, acquisitions and dispositions, shares outstanding and operating expenses, including real estate taxes, the expectation that NXRT will meet or exceed its preliminary budgeted expectations for real estate tax expense in 2021, NXRT’s net asset value and the related components and assumptions, including pro forma adjustments for acquisitions and dispositions, estimated value-add expenditures, debt payments, outstanding debt and shares outstanding, guidance for the fourth quarter 2021 and the related assumptions, the repayment of $50.0 million of term loans, planned value-add programs, including projected average rent, rent change and return on investment, expected settlement of interest rate swaps and the effect on the debt maturity schedule, rehab budgets, and expected acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate geographic spread, duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

NXRT.NEXPOINT.COM	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: THIRD QUARTER 2021 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$70.62
Insider Ownership	12.30%
2021 Q4 Dividend Per Share	$0.38
Dividend Yield (1)	2.15%
Shares Outstanding - basic (2)	25,175
Shares Outstanding - diluted (2)	25,175
(1)	As of the close of market trading on November 1, 2021.
(2)

Weighted average for the three months ended September 30, 2021. If the Company sustains a net loss for the period presented, unvested restricted stock units are not included in the calculation of diluted shares outstanding.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	17.2%
South Florida	13.0%
Nashville	12.3%
Phoenix	11.2%
Atlanta	9.7%
Houston	7.9%
Orlando	7.8%
Las Vegas	7.7%
Charlotte	7.3%
Tampa	3.8%
Raleigh	2.1%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

NXRT.NEXPOINT.COM	Page 4

Highlights of Recent Activity

ACQUISITIONS

Property Name	Location	Date of Acquisition	Purchase Price	Mortgage Debt	# Units	Effective Ownership
The Verandas at Lake Norman	Charlotte, North Carolina	June 30, 2021	$63,500	$34,925	264	100%
Creekside at Matthews	Charlotte, North Carolina	June 30, 2021	58,000	31,900	240	100%
Six Forks Station	Raleigh, North Carolina	September 10, 2021	74,760	41,180	323	100%
			$196,260	$108,005	827

DISPOSITIONS

Property Name	Location	Acquisition Date	Date of Sale	Sales Price	IRR	Multiple on Invested Capital	Net Cash Proceeds
Beechwood Terrace	Antioch, Tennessee	July 21, 2014	November 1, 2021	$53,600	38.6%	5.82x	$29,478
Cedar Pointe	Antioch, Tennessee	August 24, 2018	November 1, 2021	37,650	26.7%	2.06x	19,606
				$91,250	36.1%	3.55x	$49,084

NXRT Q3 2021 NEW LEASES & RENEWALS

Market	New Leases	% Increase	Rent Increase	Renewals	% Increase	Rent Increase
DFW	336	16.2%	$162.86	370	10.0%	$102.74
HOU	137	13.9%	$161.41	184	5.9%	$68.68
CHA	104	16.0%	$174.17	151	8.5%	$93.67
NASH	198	20.2%	$221.25	289	8.7%	$91.92
ATL	139	31.4%	$356.45	240	10.5%	$118.57
ORL	108	25.8%	$308.13	175	11.2%	$129.97
TPA	49	44.8%	$466.00	101	14.2%	$140.51
South FL	119	34.5%	$517.11	416	12.3%	$181.92
PHX	162	31.3%	$364.10	222	13.2%	$152.80
LSV	107	30.2%	$358.84	126	11.5%	$73.81
TOTAL/AVERAGE	1,459	23.8%	$276.44	2,274	10.5%	$121.22

DIVIDEND GROWTH

NXRT.NEXPOINT.COM	Page 5

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q3 2021	Q3 2020	YTD 2021	YTD 2020
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization (as of the last day of the period)	$1,563,000	$1,088,000
Share Price (as of the last day of the period)	$61.88	$44.35
Weighted average common shares outstanding - basic	25,175	24,372	25,128	24,688
Weighted average common shares outstanding - diluted	25,175	24,926	25,128	25,194

Earnings Profile
Total revenues	$56,384	$50,990	$160,743	$154,252
Net income (loss) attributable to common stockholders	(5,391)	29,552	(15,678)	48,217
NOI (1)	33,648	29,298	93,599	89,850
Same Store NOI (2)	30,260	28,381	87,517	85,474
Same Store NOI Growth (%) (2)	6.6%		2.4%

Earnings Metrics Per Common Share (diluted basis)
Earnings	$(0.21)	$1.19	$(0.62)	$1.91
FFO (1)	$0.64	$0.69	$1.85	$1.65
Core FFO (1)	$0.65	$0.53	$1.78	$1.64
AFFO (1)	$0.74	$0.60	$2.03	$1.85
Dividends declared per common share	$0.34125	$0.3125	$1.0238	$0.938
FFO Coverage (3)	1.88x	2.20x	1.81x	1.76x
Core FFO Coverage (3)	1.91x	1.71x	1.74x	1.75x
AFFO Coverage (3)	2.16x	1.94x	1.98x	1.97x

Portfolio
Total Properties	40	36
Total Units (4)	15,032	13,657
Occupancy	95.3%	95.0%
Average Effective Monthly Rent per Unit	$1,204	$1,122

Same Store Portfolio Metrics (2)
Total Same Store Properties	35	35	35	35
Total Same Store Units	13,576	13,657	13,576	13,657
Occupancy	95.4%	95.0%	95.4%	95.0%
Average Effective Monthly Rent per Unit	$1,198	$1,122	$1,198	$1,122

Value-Add Program
Completed Rehab Units	290	402	911	1,368
Cumulative Completed Rehab Units (5)	5,979
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$134
ROI on Post-Rehab Units	21.5%

Outstanding Debt Summary
Total Mortgage Debt	$1,275,501	$1,121,805
Credit Facilities	275,000	215,000
Total Debt Outstanding	$1,550,501	$1,336,805
Leverage Ratio (Net Debt to Enterprise Value) (6)	49%	54%
(1)

For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO”, “NOI and Same Store NOI” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.

(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q3 and YTD Same Store properties, see the “Q3 Same Store Results” and “YTD Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Total units owned is 15,032, however 89 units are currently down due to fires, a tornado, and winter storm Uri in February 2021.
(5)	Inclusive of all full and partial interior upgrades completed through. Cumulative results exclude rehabs completed for properties sold through September 30, 2021.
(6)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

NXRT.NEXPOINT.COM	Page 6

2021 Full Year Guidance Summary

NXRT is providing updated 2021 guidance ranges for earnings per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, Same Store NOI, acquisitions and dispositions as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings per diluted share (2)	$0.80	$0.82	$0.85	$0.12
Core FFO per diluted share (2) (3)	$2.36	$2.38	$2.41	$2.35

Same Store Growth: (4)
Rental Income	4.7%	4.9%	5.1%	4.6%
Total Revenue	4.8%	5.0%	5.2%	4.7%
Total Expenses (5)	5.4%	5.0%	4.6%	5.6%
Same Store NOI (3)	4.4%	5.0%	5.6%	4.0%

Other Considerations: (6)
Acquisitions	$200.0	$250.0	$300.0	$150.0
Dispositions (7)	$91.0	$91.0	$91.0	$112.5
(1)

Full Year 2021 guidance forecast includes Same Store growth projections presented above, which takes into effect the tornado damage at Cutter’s Point, fires at Timber Creek and Venue 8651, units damaged by winter storm Uri, the completed acquisitions of Creekside at Matthews, The Verandas at Lake Norman, Six Forks Station and the completed dispositions of Beechwood Terrace and Cedar Pointe and assumes no further acquisition or disposition activity for the remainder of the year.

(2)	Weighted average diluted share count estimate for full year 2021 is approximately 25.8 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2021 Same Store NOI and Core FFO guidance to net income guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2021 pro forma Same Store pool (33 properties).
(5)

The largest component to our same store operating expense forecast, real estate tax expense, is largely outside of our ability to control though we have and expect to continue taking all available action to manage real estate tax expense inflation in 2021 through our national tax consulting vendor and their legal experts. We remain optimistic that we will broadly meet or exceed our preliminary budget expectations for real estate tax expense in 2021.

(6)

Transaction volumes presented are representative of expected full year targets which include the completed acquisitions of Creekside at Matthews The Verandas at Lake Norman, Six Forks Station and the completed dispositions of Beechwood Terrace and Cedar Pointe. We continue to evaluate our Portfolio for capital recycling opportunities and actual acquisitions and dispositions and the corresponding impact to EPS and Core FFO guidance could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

(7)	Includes the completed dispositions of Beechwood Terrace and Cedar Pointe.

Additional information on 2021 financial and earnings guidance is included in the following sections of this release.

NXRT.NEXPOINT.COM	Page 7

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	13.3%	3.5%	3.8%	$466,540	$505,196
Houston	6.2%	3.9%	4.2%	196,303	213,659

North Carolina
Raleigh	2.5%	3.5%	3.8%	85,876	92,992
Charlotte	7.3%	3.5%	3.8%	255,292	276,445

Georgia
Atlanta	9.4%	3.5%	3.8%	327,728	354,882

Tennessee
Nashville	11.1%	3.5%	3.8%	386,783	418,831

Florida
Orlando	7.6%	3.5%	3.8%	266,691	288,789
Tampa	3.4%	3.5%	3.8%	119,652	129,566
South Florida	16.3%	3.5%	3.8%	569,985	617,213

Nevada
Las Vegas	9.0%	3.5%	3.8%	314,730	340,808

Arizona
Phoenix	13.9%	3.5%	3.8%	486,800	527,135
Total / Ave	100.0%	3.5%	3.8%	$3,476,380	$3,765,516

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$3,476,380	$3,765,516
Cash	18,413
Restricted Cash - Renovation Reserves (5)	14,506
Renovation Expenditures (5)	(14,506)
Cash Adjustments (6)	(1,444)
Other Assets	45,996
Value of Assets	$3,539,345	$3,828,481

Tangible Liabilities
Credit Facility (7)	$275,000
Mortgage Debt	1,275,501
Total Outstanding Debt	1,550,501
Forward 12-month Principal Payments (6)	(1,444)
Total Outstanding Debt (FY 2021 Est.)	1,549,057
Other Tangible Liabilities (at Book)	39,024
Derivative Liability	12,466
Value of Liabilities	$1,600,547
Net Leverage (mid-point)	43%
Net Asset Value	$1,938,798	$2,227,934
Shares outstanding - diluted (FY 2021 Est.)	25,840
Est. NAV / Share	$75.03	$86.22
NAV / Share (mid-point)	$80.62

NOI ESTIMATE

2Q 2021 NOI Actual	30,029
3Q 2021 NOI Actual	33,648
	Low	High
Estimated 4Q 2021 NOI Guidance (3)	$32,654	$34,031
2021 Pro Forma NOI Guidance (3)(4)	$131,248	$132,648

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$3,476,380	$3,765,516
No. of Units (September 30, 2021) (2)	15,032
Implied Value/Apartment Unit	$231.3	$250.5
Implied Value/Apartment Unit (mid-point)	$240.9

(1)	Management estimates based on independent third-party review of our properties.
(2)	Estimated value ranges are presented for the existing portfolio (40 properties at September 30, 2021).
(3)

The Company anticipates net income will be in the range between approximately $20.2 million and $21.6 million for the full year 2021 and between $36.3 million and $37.7 million for the fourth quarter of 2021. FY 2021 NOI Guidance considers the completed acquisitions of Creekside at Matthews, The Verandas at Lake Norman, Six Forks Station, and the completed dispositions of Beechwood Terrace and Cedar Pointe and assumes no further acquisition or disposition activity for the remainder of the year.

(4)

2021 Pro Forma NOI Guidance takes into effect the acquisitions of Creekside at Matthews, The Verandas at Lake Norman and Six Forks Station as if they were purchased on January 1, 2021, which we estimate would have contributed approximately an additional $1,100, $1,000 and $2,300, respectively, to NOI. Additionally, 2021 Pro Forma NOI Guidance takes into effect the dispositions of Beechwood Terrace and Cedar Pointe as if they were disposed of on December 31, 2021 which we estimate would have contributed approximately an additional $600 to NOI.

(5)	Includes approximately $14.5 million that is held for value-add upgrades; reduced by $14.5 million for estimated 2021 rehab expenditures.
(6)	Includes approximately $1.4 million in forward 12-month principal payments.
(7)	Includes outstanding balance of September 30, 2021.

NXRT.NEXPOINT.COM	Page 8

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$352,048	$323,429
Buildings and improvements	1,676,850	1,544,115
Intangible lease assets	3,172	1,675
Construction in progress	6,374	10,796
Furniture, fixtures, and equipment	108,430	96,228
Total Gross Operating Real Estate Investments	2,146,874	1,976,243
Accumulated depreciation and amortization	(264,543)	(215,494)
Total Net Operating Real Estate Investments	1,882,331	1,760,749
Real estate held for sale, net of accumulated depreciation of $11,028 and $0, respectively	43,998	—
Total Net Real Estate Investments	1,926,329	1,760,749
Cash and cash equivalents	18,413	24,457
Restricted cash	48,871	32,558
Accounts receivable, net	5,783	9,045
Prepaid and other assets	5,848	2,405
TOTAL ASSETS	$2,005,244	$1,829,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,229,972	$1,162,855
Mortgages payable held for sale, net	40,486	—
Credit facility, net	273,339	182,323
Accounts payable and other accrued liabilities	11,452	10,058
Accrued real estate taxes payable	20,624	12,822
Accrued interest payable	2,364	2,274
Security deposit liability	2,941	2,688
Prepaid rents	1,643	1,639
Fair market value of interest rate swaps	12,466	43,530
Total Liabilities	1,595,287	1,418,189

Redeemable noncontrolling interests in the Operating Partnership	4,532	3,098

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,251,641 and 25,016,957 shares issued and outstanding, respectively	252	250
Additional paid-in capital	386,734	376,710
Accumulated earnings less dividends	31,804	75,321
Accumulated other comprehensive loss	(13,365)	(44,354)
Total Stockholders' Equity	405,425	407,927
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,005,244	$1,829,214

NXRT.NEXPOINT.COM	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Rental income	$54,918	$49,578	$156,305	$149,945
Other income	1,466	1,412	4,438	4,307
Total revenues	56,384	50,990	160,743	154,252
Expenses
Property operating expenses	12,783	11,906	35,116	35,591
Real estate taxes and insurance	7,646	7,686	24,876	23,485
Property management fees (1)	1,639	1,489	4,640	4,504
Advisory and administrative fees (2)	1,938	1,976	5,706	5,777
Corporate general and administrative expenses	3,152	2,807	9,070	8,440
Property general and administrative expenses	2,076	1,559	5,451	4,924
Depreciation and amortization	21,591	17,723	62,335	62,479
Total expenses	50,825	45,146	147,194	145,200
Operating income before gain on sales of real estate	5,559	5,844	13,549	9,052
Gain on sales of real estate	—	30,160	—	69,151
Operating income	5,559	36,004	13,549	78,203
Interest expense	(11,531)	(11,049)	(32,830)	(33,704)
Loss on extinguishment of debt and modification costs	—	(596)	(328)	(1,470)
Casualty gains	—	4,960	2,379	3,932
Miscellaneous income	565	322	1,505	1,401
Net income (loss)	(5,407)	29,641	(15,725)	48,362
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(16)	89	(47)	145
Net income (loss) attributable to common stockholders	$(5,391)	$29,552	$(15,678)	$48,217
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	4,545	4,068	31,082	(54,518)
Total comprehensive income (loss)	(862)	33,709	15,357	(6,156)
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	(3)	101	46	(19)
Comprehensive income (loss) attributable to common stockholders	$(859)	$33,608	$15,311	$(6,137)

Weighted average common shares outstanding - basic	25,175	24,372	25,128	24,688
Weighted average common shares outstanding - diluted	25,175	24,926	25,128	25,194

Earnings (loss) per share - basic	$(0.21)	$1.21	$(0.62)	$1.95
Earnings (loss) per share - diluted	$(0.21)	$1.19	$(0.62)	$1.91
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

NXRT.NEXPOINT.COM	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three and nine months ended September 30, 2021 and 2020 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021	2020	2021	2020
Net income (loss)		$(5,407)	$29,641	$(15,725)	$48,362
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		1,938	1,976	5,706	5,777
Corporate general and administrative expenses		3,152	2,807	9,070	8,440
Casualty-related expenses/(recoveries)	(1)	120	(47)	(272)	726
Casualty gain		—	(4,960)	(2,379)	(3,932)
Pandemic expense	(2)	11	191	46	475
Property general and administrative expenses	(3)	712	482	1,660	1,500
Depreciation and amortization		21,591	17,723	62,335	62,479
Interest expense		11,531	11,049	32,830	33,704
Loss on extinguishment of debt and modification costs		—	596	328	1,470
Gain on sales of real estate		—	(30,160)	—	(69,151)
NOI		$33,648	$29,298	$93,599	$89,850
Less Non-Same Store
Revenues		(4,196)	(1,449)	(7,421)	(6,296)
Operating expenses		1,034	854	2,211	3,321
Operating income		(226)	(322)	(872)	(1,401)
Same Store NOI		$30,260	$28,381	$87,517	$85,474
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses.
(2)	Represents additional cleaning, disinfecting and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(3)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

NXRT.NEXPOINT.COM	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Results of Operations for the Three Months Ended September 30, 2021 and 2020

There are 35 properties encompassing 13,576 units of apartment space, or approximately 90% of our Portfolio, in our same store pool for the three months ended September 30, 2021 and 2020 (our “Q3 Same Store” properties). Our Q3 Same Store properties exclude the following 5 properties in our Portfolio as of September 30, 2021: Fairways at San Marcos, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station, and Cutter’s Point as well as the 81 units mentioned on page 2 that are currently down.

As of September 30, 2021, our Q3 Same Store properties were approximately 95.4% leased with a weighted average monthly effective rent per occupied apartment unit of $1,198, a year-over-year increase of 40 bps and an increase of $76, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended September 30, 2021 and 2020 for our Q3 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended September 30,
	2021	2020	$ Change	% Change
Revenues
Same Store
Rental income	$50,815	$48,147	$2,668	5.5%
Other income	1,373	1,394	(21)	-1.5%
Same Store revenues	52,188	49,541	2,647	5.3%
Non-Same Store
Rental income	4,103	1,431	2,672	N/M
Other income	93	18	75	N/M
Non-Same Store revenues	4,196	1,449	2,747	N/M
Total revenues	56,384	50,990	5,394	10.6%

Operating expenses
Same Store
Property operating expenses (1)	11,882	11,299	583	5.2%
Real estate taxes and insurance	7,613	7,393	220	3.0%
Property management fees (2)	1,518	1,437	81	5.6%
Property general and administrative expenses (3)	1,254	1,031	223	21.6%
Same Store operating expenses	22,267	21,160	1,107	5.2%
Non-Same Store
Property operating expenses (4)	770	463	307	N/M
Real estate taxes and insurance	33	293	(260)	N/M
Property management fees (2)	121	52	69	N/M
Property general and administrative expenses (5)	110	46	64	N/M
Non-Same Store operating expenses	1,034	854	180	21.1%
Total operating expenses	23,301	22,014	1,287	5.8%

Operating income
Same Store
Miscellaneous income	339	—	339	0.0%
Non-Same Store
Miscellaneous income	226	322	(96)	-29.8%
Total operating income	565	322	243	N/M

NOI
Same Store	30,260	28,381	1,879	6.6%
Non-Same Store	3,388	917	2,471	N/M
Total NOI (6)	$33,648	$29,298	$4,350	14.8%
(1)	For the three months ended September 30, 2021 and 2020, excludes approximately $136,000 and $700,000, respectively, of casualty-related expenses.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended September 30, 2021 and 2020, excludes approximately $677,000 and $455,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(4)	For the three months ended September 30, 2021 and 2020, excludes approximately $5,000 and $556,000, respectively, of casualty-related recoveries.
(5)

For the three months ended September 30, 2021 and 2020, excludes approximately $35,000 and $27,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our Q3 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended September 30, 2021 and 2020 (dollars in thousands, except for per unit data):

	Q3 2021	Q3 2020	% Change
Same Store Total Units	13,576	13,657
Same Store Occupied Units	12,947	12,970
Same Store Ending Occupancy	95.4%	95.0%	0.4%
Same Store Average Rent per Unit	$1,198	$1,122	6.8%

Same Store Revenues
Same Store Rental Income	$50,815	$48,147	5.5%
Same Store Other Income	1,373	1,394	-1.5%
Total Same Store Revenues	52,188	49,541	5.3%

Same Store Operating Expenses
Payroll	4,632	4,475	3.5%
Repairs & Maintenance	4,461	4,124	8.2%
Utilities	2,789	2,700	3.3%
Real Estate Taxes	6,393	6,273	1.9%
Insurance	1,220	1,120	8.9%
Property Management Fees	1,518	1,437	5.6%
Office Operations	843	654	28.9%
Marketing	411	377	9.0%
Total Same Store Operating Expenses	22,267	21,160	5.2%

Same Store Operating Income
Miscellaneous income	339	—	0.0%
Total Same Store Operating Income	339	—	0.0%

Q3 Same Store NOI	$30,260	$28,381	6.6%

NXRT.NEXPOINT.COM	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	bps ∆	Q3 2021	Q3 2020	% Change
Texas
Dallas	2,365	$1,023	$970	5.5%	94.9%	95.6%	-70	$7,928	$7,711	2.8%
Houston	1,150	1,142	1,108	3.1%	96.0%	94.6%	140	4,214	4,156	1.4%
Average/Total	3,515	1,062	1,016	4.5%	95.2%	95.3%	-10	12,142	11,867	2.3%

North Carolina
Charlotte	561	1,076	1,016	5.9%	95.4%	96.5%	-110	1,832	1,834	-0.1%	(2)
Average/Total	561	1,076	1,016	5.9%	95.4%	96.5%	-110	1,832	1,834	-0.1%

Georgia
Atlanta	1,455	1,214	1,114	9.0%	94.2%	95.4%	-120	5,084	4,911	3.5%
Average/Total	1,455	1,214	1,114	9.0%	94.2%	95.4%	-120	5,084	4,911	3.5%

Tennessee
Nashville	1,848	1,065	1,027	3.7%	95.8%	93.9%	190	6,443	6,004	7.3%
Average/Total	1,848	1,065	1,027	3.7%	95.8%	93.9%	190	6,443	6,004	7.3%

Florida
Orlando	1,172	1,232	1,183	4.1%	96.2%	91.3%	490	4,450	4,124	7.9%
Tampa	576	1,097	986	11.3%	95.8%	95.7%	10	1,949	1,757	10.9%
South Florida	1,959	1,580	1,462	8.1%	95.8%	96.2%	-40	9,531	8,863	7.5%
Average/Total	3,707	1,395	1,300	7.3%	95.9%	94.6%	130	15,930	14,744	8.0%

Arizona
Phoenix	1,327	1,191	1,093	9.0%	96.9%	95.7%	120	5,265	4,813	9.4%
Average/Total	1,327	1,191	1,093	9.0%	96.9%	95.7%	120	5,265	4,813	9.4%

Nevada
Las Vegas	1,163	1,236	1,124	10.0%	92.9%	94.8%	-190	4,119	3,974	3.6%
Average/Total	1,163	1,236	1,124	10.0%	92.9%	94.8%	-190	4,119	3,974	3.6%

Average/Total	13,576	$1,198	$1,122	6.8%	95.4%	95.0%	40	$50,815	$48,147	5.5%
(1)	This table only includes the 35 properties in our Q3 Same Store pool.
(2)

Charlotte Total Rental Income for Q3 2021 does not include approximately $50,000 in business interruption proceeds for lost rent from a partial property casualty. If those rents were to have been collected, Total Rental Income would have increased by 2.6%.

NXRT.NEXPOINT.COM	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q3 2021	Q2 2021	% Change	Q3 2021	Q2 2021	bps ∆	Q3 2021	Q2 2021	% Change
Texas
Dallas	2,365	$1,023	$996	2.7%	94.9%	95.9%	-100	$7,928	$7,806	1.6%
Houston	1,150	1,142	1,112	2.7%	96.0%	95.3%	70	4,214	4,090	3.0%
Average/Total	3,515	1,062	1,034	2.7%	95.2%	95.7%	-50	12,142	11,896	2.1%

North Carolina
Charlotte	561	1,076	1,038	3.7%	95.4%	96.6%	-120	1,832	1,813	1.0%
Average/Total	561	1,076	1,038	3.7%	95.4%	96.6%	-120	1,832	1,813	1.0%

Georgia
Atlanta	1,455	1,214	1,176	3.2%	94.2%	95.5%	-130	5,084	5,020	1.3%
Average/Total	1,455	1,214	1,176	3.2%	94.2%	95.5%	-130	5,084	5,020	1.3%

Tennessee
Nashville	1,848	1,065	1,033	3.1%	95.8%	96.3%	-50	6,443	6,140	4.9%
Average/Total	1,848	1,065	1,033	3.1%	95.8%	96.3%	-50	6,443	6,140	4.9%

Florida
Orlando	1,172	1,232	1,187	3.8%	96.2%	96.2%	0	4,450	4,318	3.1%
Tampa	576	1,097	1,020	7.5%	95.8%	97.0%	-120	1,949	1,851	5.3%
South Florida	1,959	1,580	1,510	4.6%	95.8%	96.0%	-20	9,531	9,172	3.9%
Average/Total	3,707	1,395	1,332	4.7%	95.9%	96.2%	-30	15,930	15,341	3.8%

Arizona
Phoenix	1,327	1,191	1,132	5.2%	96.9%	96.9%	0	5,265	4,974	5.9%
Average/Total	1,327	1,191	1,132	5.2%	96.9%	96.9%	0	5,265	4,974	5.9%

Nevada
Las Vegas	1,163	1,236	1,188	4.0%	92.9%	95.6%	-270	4,119	4,217	-2.3%
Average/Total	1,163	1,236	1,188	4.0%	92.9%	95.6%	-270	4,119	4,217	-2.3%

Average/Total	13,576	$1,198	$1,153	3.9%	95.4%	95.8%	-40	$50,815	$49,401	2.9%

(1)	This table only includes the 35 properties in our Q3 Same Store pool.

NXRT.NEXPOINT.COM	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

YTD Same Store Results of Operations for the Nine Months Ended September 30, 2021 and 2020

There are 35 properties encompassing 13,576 units of apartment space, or approximately 90% of our Portfolio, in our same store pool for the nine months ended September 30, 2021 and 2020 (our “YTD Same Store” properties). Our YTD Same Store properties exclude the following 5 properties in our Portfolio as of September 30, 2021: Fairways at San Marcos, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station, and Cutter’s Point as well as the 81 units mentioned on page 2 that are currently down.

As of September 30, 2021, our YTD Same Store properties were approximately 95.4% leased with a weighted average monthly effective rent per occupied apartment unit of $1,198, a year-over-year increase of 40 bps and an increase of $76, respectively.

The following table reflects the revenues, property operating expenses and NOI for the nine months ended September 30, 2021 and 2020 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Nine Months Ended September 30,
	2021	2020	$ Change	% Change
Revenues
Same Store
Rental income	$149,027	$143,716	$5,311	3.7%
Other income	4,295	4,240	55	1.3%
Same Store revenues	153,322	147,956	5,366	3.6%
Non-Same Store
Rental income	7,278	6,229	1,049	16.8%
Other income	143	67	76	N/M
Non-Same Store revenues	7,421	6,296	1,125	17.9%
Total revenues	160,743	154,252	6,491	4.2%

Operating expenses
Same Store
Property operating expenses (1)	33,910	32,542	1,368	4.2%
Real estate taxes and insurance	24,534	22,436	2,098	9.4%
Property management fees (2)	4,419	4,273	146	3.4%
Property general and administrative expenses (3)	3,575	3,231	344	10.6%
Same Store operating expenses	66,438	62,482	3,956	6.3%
Non-Same Store
Property operating expenses (4)	1,432	1,848	(416)	-22.5%
Real estate taxes and insurance	342	1,049	(707)	N/M
Property management fees (2)	221	231	(10)	-4.3%
Property general and administrative expenses (5)	216	193	23	11.9%
Non-Same Store operating expenses	2,211	3,321	(1,110)	-33.4%
Total operating expenses	68,649	65,803	2,846	4.3%

Operating income
Same Store
Miscellaneous income	633	—	633	0.0%
Non-Same Store
Miscellaneous income	872	1,401	(529)	-37.8%
Total operating income	1,505	1,401	104	7.4%

NOI
Same Store	87,517	85,474	2,043	2.4%
Non-Same Store	6,082	4,376	1,706	39.0%
Total NOI (6)	$93,599	$89,850	$3,749	4.2%
(1)	For the nine months ended September 30, 2021 and 2020, excludes approximately $(226,000) and $222,000, respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the nine months ended September 30, 2021 and 2020, excludes approximately $1,562,000 and $1,323,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(4)	For the nine months ended September 30, 2021 and 2020, excludes approximately $316 and $(21,000), respectively, of casualty-related expenses/(recoveries).
(5)

For the nine months ended September 30, 2021 and 2020, excludes approximately $99,000 and $177,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the nine months ended September 30, 2021 and 2020 (dollars in thousands, except for per unit data):

	YTD 2021	YTD 2020	% Change
Same Store Total Units	13,576	13,657
Same Store Occupied Units	12,947	12,970
Same Store Ending Occupancy	95.4%	95.0%	0.4%
Same Store Average Rent per Unit	$1,198	$1,122	6.8%

Same Store Revenues
Same Store Rental Income	$149,027	$143,716	3.7%
Same Store Other Income	4,295	4,240	1.3%
Total Same Store Revenues	153,322	147,956	3.6%

Same Store Operating Expenses
Payroll	13,362	13,240	0.9%
Repairs & Maintenance	12,980	11,985	8.3%
Utilities	7,568	7,317	3.4%
Real Estate Taxes	20,944	19,321	8.4%
Insurance	3,590	3,115	15.2%
Property Management Fees	4,419	4,273	3.4%
Office Operations	2,359	2,043	15.5%
Marketing	1,216	1,188	2.4%
Total Same Store Operating Expenses	66,438	62,482	6.3%

Same Store Operating Income
Miscellaneous income	633	—	0.0%
Total Same Store Operating Income	633	—	0.0%

YTD Same Store NOI	$87,517	$85,474	2.4%

NXRT.NEXPOINT.COM	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2021 and 2020 (in thousands, except per share amounts):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2021	2020	2021	2020	% Change (1)
Net income (loss)		$(5,407)	$29,641	$(15,725)	$48,362	N/M
Depreciation and amortization		21,591	17,723	62,335	62,479	-0.2%
Gain on sales of real estate		—	(30,160)	—	(69,151)	N/M
Adjustment for noncontrolling interests		(49)	(52)	(140)	(125)	12.0%
FFO attributable to common stockholders		16,135	17,152	46,470	41,565	11.8%

FFO per share - basic		$0.64	$0.70	$1.85	$1.68	10.1%
FFO per share - diluted		$0.64	$0.69	$1.85	$1.65	12.1%

Loss on extinguishment of debt and modification costs		—	596	328	1,470	N/M
Casualty-related expenses/(recoveries)		120	(47)	(272)	726	N/M
Casualty gains		—	(4,960)	(2,379)	(3,932)	-39.5%
Pandemic expense	(2)	11	191	46	475	N/M
Amortization of deferred financing costs - acquisition term notes		150	345	499	1,039	N/M
Adjustment for noncontrolling interests		—	11	6	2	N/M
Core FFO attributable to common stockholders		16,416	13,288	44,698	41,345	8.1%

Core FFO per share - basic		$0.65	$0.55	$1.78	$1.67	6.6%
Core FFO per share - diluted		$0.65	$0.53	$1.78	$1.64	8.5%

Amortization of deferred financing costs - long term debt		375	357	1,082	1,102	-1.8%
Equity-based compensation expense		1,807	1,434	5,211	4,069	28.1%
Adjustment for noncontrolling interests		(7)	(5)	(19)	(15)	26.7%
AFFO attributable to common stockholders		18,591	15,074	50,972	46,501	9.6%

AFFO per share - basic		$0.74	$0.62	$2.03	$1.88	8.0%
AFFO per share - diluted		$0.74	$0.60	$2.03	$1.85	9.7%

Weighted average common shares outstanding - basic		25,175	24,372	25,128	24,688	1.8%
Weighted average common shares outstanding - diluted		25,175	24,926	25,128	25,194	-0.3%

Dividends declared per common share		$0.34125	$0.3125	$1.0238	$0.938	9.1%

FFO Coverage - diluted	(3)	1.88x	2.20x	1.81x	1.76x	2.73%
Core FFO Coverage - diluted	(3)	1.91x	1.71x	1.74x	1.75x	-0.55%
AFFO Coverage - diluted	(3)	2.16x	1.94x	1.98x	1.97x	0.54%
(1)	Represents the percentage change for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020.
(2)

Represents additional cleaning, disinfecting, personal protection equipment (“PPE”) and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

NXRT.NEXPOINT.COM	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q3 2021	Q3 2020	% Change	YTD 2021	YTD 2020	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$74,760	$—	N/A	$196,260	$—	N/M

Capitalized Rehab Expenditures
Interior	2,739	2,310	18.6%	8,097	7,433	8.9%
Exterior and common area	1,498	4,474	-66.5%	6,780	15,432	-56.1%

Capitalized Maintenance Expenditures
Recurring	2,573	1,545	66.5%	5,843	4,124	41.7%
Non-Recurring	2,014	1,171	72.0%	3,888	3,116	24.8%

Total Capital Expenditures	$83,584	$9,500	N/M	$220,868	$30,105	N/M

NXRT.NEXPOINT.COM	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	41	$1,188	$1,355	$9,028	14.1%	22.2%
Arbors on Forest Ridge	210	161	779	879	4,428	12.9%	27.2%
Atera Apartments	380	172	1,120	1,268	3,247	13.2%	54.7%
Avant at Pembroke Pines	1,520	267	1,570	1,818	13,791	15.8%	21.6%
Beechwood Terrace	300	175	829	946	6,952	14.1%	20.1%
Bella Solara	320	63	1,249	1,410	9,901	12.9%	19.5%
Bella Vista	248	114	1,356	1,505	11,087	11.0%	16.2%
Bloom	528	36	1,183	1,338	12,317	13.1%	15.1%
Brandywine I & II	632	241	966	1,122	8,753	16.1%	21.4%
Cedar Pointe	210	42	990	1,169	10,156	18.1%	21.2%
Courtney Cove	324	194	855	957	4,822	12.0%	25.5%
Crestmont Reserve	242	50	900	1,024	5,038	13.9%	29.7%
Cutter's Point	196	140	956	1,073	5,825	12.3%	24.2%
Fairways of San Marcos	352	38	1,432	1,603	12,269	12.0%	16.7%
Hollister Place	260	202	904	1,055	7,413	16.7%	24.4%
Madera Point	256	223	835	940	4,233	12.5%	29.7%
Parc500	217	178	1,213	1,398	14,707	15.3%	15.1%
Radbourne Lake	225	310	1,011	1,057	1,042	4.5%	52.0%
Residences at Glenview Reserve	360	67	1,006	1,178	10,690	17.2%	19.4%
Residences at West Place	342	48	1,231	1,347	6,353	9.5%	22.0%
Rockledge Apartments	708	250	1,101	1,289	10,515	17.1%	21.5%
Sabal Palm at Lake Buena Vista	400	21	1,265	1,365	986	7.9%	121.8%
Seasons 704 Apartments	222	183	1,082	1,183	5,766	9.3%	21.0%
Silverbrook	642	461	790	874	4,080	10.7%	25.0%
Summers Landing	196	17	850	1,008	7,882	18.6%	24.1%
Summit at Sabal Park	252	200	917	1,019	5,682	11.1%	21.5%
The Cornerstone	430	347	940	1,029	5,401	9.5%	19.8%
The Enclave	204	111	1,365	1,544	9,816	13.1%	21.9%
The Heritage	204	97	1,284	1,429	11,019	11.3%	15.8%
The Preserve at Terrell Mill	752	581	819	971	9,981	18.6%	18.3%
The Venue on Camelback	415	168	696	952	10,634	36.8%	28.9%
Timber Creek	352	210	859	1,001	7,677	16.5%	22.1%
Torreyana Apartments	315	15	1,404	1,525	11,984	8.6%	12.1%
Venue at 8651	333	267	803	911	6,718	13.4%	19.3%
Versailles	388	289	800	898	6,168	12.2%	19.0%
Total/Weighted Average	13,281	5,979	$970	$1,104	$7,484	13.8%	21.5%

Planned Value-Add Programs			Projected Avg. Rent			Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
The Verandas at Lake Norman	264	—	1,121	1,298	TBD	15.8%	TBD
Creekside at Matthews	240	—	1,267	1,418	TBD	11.9%	TBD
Six Forks Station	323	—	1,173	1,314	TBD	12.0%	TBD
Total/Weighted Average Planned	1,751	—	$1,210	$1,326	TBD	9.6%	TBD
(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through September 30, 2021.
(3)	Inclusive of all full and partial interior upgrades completed and leased through September 30, 2021.

NXRT.NEXPOINT.COM	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	270	$803	$50	74.4%
Arbors on Forest Ridge	210	112	713	40	67.3%
Atera Apartments	380	352	800	40	60.0%
Avant at Pembroke Pines	1,520	45	730	37	60.1%
Beechwood Terrace	300	231	743	46	74.2%
Brandywine I & II	632	30	791	71	107.7%
Cedar Pointe	210	165	738	48	78.1%
Crestmont Reserve	242	121	875	27	37.3%
Cutter's Point	196	128	712	45	76.6%
Hollister Place	260	213	951	50	63.1%
Madera Point	256	156	885	30	40.2%
Radbourne Lake	225	224	717	40	66.9%
Rockledge Apartments	708	547	781	40	61.5%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Silverbrook	642	365	721	48	80.6%
Summers Landing	196	75	794	50	75.6%
Summit at Sabal Park	252	229	987	40	48.6%
The Cornerstone	430	17	809	50	74.2%
Timber Creek	352	126	720	45	75.0%
Venue at 8651	333	219	711	46	77.6%
Versailles	388	295	864	50	68.9%
Total/Weighted Average	8,478	4,554	$777	$47	72.7%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through September 30, 2021.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through September 30, 2021.

NXRT.NEXPOINT.COM	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	346	$1,419	$45	27.6%
Arbors on Forest Ridge	210	210	1,416	45	27.7%
Atera Apartments	380	380	1,339	50	33.5%
Avant at Pembroke Pines	1,520	1,520	1,350	45	29.0%
Beechwood Terrace	300	300	1,291	45	30.3%
Bella Vista	248	248	970	40	43.3%
Brandywine I & II	632	632	1,234	45	31.7%
Cedar Pointe	210	210	1,242	45	31.5%
Courtney Cove	324	324	1,238	35	22.4%
Crestmont Reserve	242	242	1,241	45	31.6%
Cutter's Point	196	196	1,400	45	28.0%
Fairways of San Marcos	352	352	901	40	46.6%
Hollister Place	260	260	843	35	47.3%
Madera Point	256	256	1,283	45	30.5%
Old Farm	734	734	928	45	55.3%
Radbourne Lake	225	225	630	35	50.0%
Residences at Glenview Reserve	360	360	1,017	45	46.9%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	31.7%
Silverbrook	642	642	1,308	45	29.9%
Stone Creek at Old Farm	190	190	909	45	56.5%
Summers Landing	196	196	1,449	45	27.0%
The Cornerstone	430	430	1,236	45	31.7%
The Enclave	204	204	966	40	43.5%
The Heritage	204	204	997	40	42.1%
Timber Creek	352	352	1,299	45	30.2%
Venue at 8651	333	333	1,229	45	31.9%
Versailles	388	388	1,080	45	36.3%
Total/Weighted Average	10,134	10,134	$1,159	$43	35.0%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Bella Solara	320	—	TBD	TBD	TBD
Bloom	528	—	TBD	TBD	TBD
Creekside at Matthews	240	—	TBD	TBD	TBD
Residences at West Place	342	—	TBD	TBD	TBD
Rockledge Apartments	708	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Six Forks Station	323	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD
The Venue on Camelback	415	—	TBD	TBD	TBD
The Verandas at Lake Norman	264	—	TBD	TBD	TBD
Torreyana Apartments	315	—	TBD	TBD	TBD
Total/Weighted Average Planned	4,681	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through September 30, 2021.
(3)	Inclusive of all smart home technology package upgrades completed and leased through September 30, 2021.

NXRT.NEXPOINT.COM	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of September 30, 2021 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	1.76%	7/1/2024
Cutter's Point	Floating	84	16,640	1.76%	7/1/2024
Silverbrook	Floating	84	30,590	1.76%	7/1/2024
The Summit at Sabal Park	Floating	84	13,560	1.70%	7/1/2024
Courtney Cove	Floating	84	13,680	1.70%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	1.70%	7/1/2024
Versailles	Floating	84	23,880	1.70%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	1.70%	7/1/2024
Madera Point	Floating	84	15,150	1.70%	7/1/2024
Venue at 8651	Floating	84	13,734	1.86%	7/1/2024
The Venue on Camelback	Floating	84	28,093	1.76%	7/1/2024
Old Farm	Floating	84	52,886	1.76%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	1.76%	7/1/2024
Timber Creek	Floating	84	24,100	1.34%	10/1/2025
Radbourne Lake	Floating	84	20,000	1.37%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	1.38%	9/1/2025
Cornerstone	Fixed	120	20,929	4.24%	3/1/2023
Parc500	Fixed	120	14,738	4.49%	8/1/2025
Hollister Place	Floating	84	14,811	1.42%	10/1/2025
Rockledge Apartments	Floating	84	68,100	1.65%	7/1/2024
Atera Apartments	Floating	84	29,500	1.56%	11/1/2024
Crestmont Reserve	Floating	84	12,061	1.26%	10/1/2025
Brandywine I & II	Floating	84	43,835	1.26%	10/1/2025
Bella Vista	Floating	84	29,040	1.40%	2/1/2026
The Enclave	Floating	84	25,322	1.40%	2/1/2026
The Heritage	Floating	84	24,625	1.40%	2/1/2026
Summers Landing	Floating	84	10,109	1.26%	10/1/2025
Residences at Glenview Reserve	Floating	84	26,560	1.52%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,101	1.51%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	1.51%	10/1/2026
Torreyana Apartments	Floating	84	37,400	1.78%	12/1/2026
Bloom	Floating	84	58,850	1.78%	12/1/2026
Bella Solara	Floating	84	36,575	1.78%	12/1/2026
Fairways at San Marcos	Floating	84	46,464	2.18%	12/1/2027
The Verandas at Lake Norman	Floating	84	34,925	1.90%	7/1/2028
Creekside at Matthews	Floating	84	31,900	1.90%	7/1/2028
Six Forks Station	Floating	120	41,180	1.77%	10/1/2031
			$1,234,836
Fair market value adjustment			1,110
Deferred financing costs, net of accumulated amortization of $4,671			(5,974)
			$1,229,972

Held For Sale Property
Beechwood Terrace	Floating	84	23,365	1.52%	9/1/2025
Cedar Pointe	Floating	84	17,300	1.43%	9/1/2025
			$40,665
Deferred financing costs, net of accumulated amortization of $139			(179)
			$40,486
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)

Interest rate is based on one-month LIBOR or 30-Day Secured Overnight Financing Rate (“SOFR”) plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR and 30-Day Average SOFR were 0.08025% and 0.05% as of September 30, 2021.

NXRT.NEXPOINT.COM	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of September 30, 2021 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	36	$225,000	2.48%	6/30/2024
Corporate Credit Facility	Floating	3	50,000	2.48%	12/31/2021
Deferred financing costs, net of accumulated amortization of $149			(1,661)
			$273,339
(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of September 30, 2021 was 0.08025%.

Interest Rate Swap Agreements

As of September 30, 2021, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
April 1, 2017	April 1, 2022	KeyBank	$100,000	1.9570%
May 1, 2017	April 1, 2022	KeyBank	50,000	1.9610%
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
			$1,167,500	1.3461%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of September 30, 2021, one-month LIBOR was 0.08025%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swaps (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
March 1, 2022	March 1, 2025	Truist	$145,000	0.5730%
March 1, 2022	March 1, 2025	Truist	105,000	0.6140%
September 1, 2026	January 1, 2027	KeyBank	92,500	1.7980%
			$342,500	0.9164%	(2)

(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of September 30, 2021, one-month LIBOR was 0.08025%.
(2)	Represents the weighted average fixed rate of the forward interest rate swaps.

NXRT.NEXPOINT.COM	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

		Payments Due by Period (in thousands)
		Total	2021		2022	2023	2024	2025	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,234,836	$315		$1,508	$21,252	$395,098	$205,227	$611,436
Interest expense	(1)	127,194	5,660		23,301	27,500	26,943	21,535	22,255
Total		$1,362,030	$5,975		$24,809	$48,752	$422,041	$226,762	$633,691

Held For Sale Property Mortgage Debt
Principal payments		$40,665	$—		$—	$—	$—	$40,665	$—
Interest expense		3,502	155		652	852	1,060	783	—
Total		$44,167	$155		$652	$852	$1,060	$41,448	$—

Credit Facility
Principal payments		$275,000	$50,000	(2)	$—	$—	$225,000	$—	$—
Interest expense		18,548	1,753		5,891	6,994	3,910	—	—
Total		$293,548	$51,753		$5,891	$6,994	$228,910	$—	$—

Total contractual obligations and commitments		$1,699,745	$57,883		$31,352	$56,598	$652,011	$268,210	$633,691

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of September 30, 2021, we had entered into 11 interest rate swap transactions with a combined notional amount of $1.2 billion. We have allocated the total impact of expected settlements on the $1.2 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of September 30, 2021 to determine our expected settlements through the terms of the interest rate swaps.

(2)

The Company intends to pay the full $50.0 million on its credit facility maturing December 31, 2021, on November 3, 2021, using the net cash proceeds from the dispositions of its held-for-sale properties, Beechwood Terrace and Cedar Pointe.

(1)

As of September 30, 2021, we had total indebtedness of $1.6 billion at an adjusted weighted average interest rate of 2.82%, of which $1.5 billion was debt with a floating interest rate. As of September 30, 2021, interest rate swap agreements effectively covered 97% of our $1.2 billion of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.3461% for one-month LIBOR on the $1.2 billion notional amount of interest rate swap agreements that we have entered into as of September 30, 2021.

NXRT.NEXPOINT.COM	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,661	32,061	49,939
Beechwood Terrace	Antioch, TN	300	7/21/2014	21,400	1,815	23,215	77,383
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,952	27,452	105,585
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Cedar Pointe	Antioch, TN	210	8/24/2018	26,500	2,252	28,752	136,914
Crestmont Reserve	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	315	11/22/2019	68,000	2,771	70,771	224,670
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	4,482	88,962	252,733
The Verandas at Lake Norman	Cornelius, NC	264	6/30/2021	63,500	4,628	68,128	258,061
Creekside at Matthews	Matthews, NC	240	6/30/2021	58,000	3,943	61,943	258,096
Six Forks Station	Raleigh, NC	323	9/10/2021	74,760	6,431	81,191	251,365
Total/Weighted Average		15,032		$2,054,180	$167,174	$2,221,354	$147,775
(1)	Only includes properties owned as of September 30, 2021.
(2)	Includes interior and exterior rehab.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, Virginia	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, Tennessee	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, Tennessee	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, Texas	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Total/Weighted Average		7,873	$517,194	$823,925	$104,652		$812,716	$314,871
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (4) corporate general and administrative expenses, (5) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, (6) casualty-related expenses/(recoveries) and casualty gains (losses), (7) pandemic expenses that are not reflective of continuing operations of the properties and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred on the early payment of debt, the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt, costs incurred in connection with a debt modification that are not capitalized as deferred financing costs and other costs incurred in a debt extinguishment that are expensed), casualty-related expenses/and recoveries and gains (losses), pandemic expenses, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, and the noncontrolling interests (as described above) related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests (as described above) related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

NOI and Same Store NOI for the three months ended June 30, 2021

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our Q2 Same Store NOI for the three months ended June 30, 2021 to net loss, the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended
		June 30, 2021
Net loss		$(3,418)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		1,900
Corporate general and administrative expenses		2,978
Casualty-related recoveries	(1)	(435)
Casualty gain		(2,379)
Pandemic expense	(2)	12
Property general and administrative expenses	(3)	374
Depreciation and amortization		19,986
Interest expense		10,683
Loss on extinguishment of debt and modification costs		328
NOI		$30,029
Less Non-Same Store
Revenues		(1,681)
Operating expenses		620
Operating income		(304)
Same Store NOI		$28,664
(1)	Adjustment to net loss to exclude certain property operating expenses that are casualty-related expenses.
(2)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19.
(3)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI for the year ended December 31, 2020

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our YTD Same Store NOI for the year ended December 31, 2020 to net income, the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended
		December 31, 2020
Net income		$44,150
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		7,670
Corporate general and administrative expenses		10,035
Casualty-related expenses	(1)	790
Casualty gains		(5,886)
Miscellaneous income		(1,772)
Pandemic expense	(2)	510
Property general and administrative expenses	(3)	1,112
Depreciation and amortization		82,411
Interest expense		44,753
Loss on extinguishment of debt and modification costs		1,470
Gain on sales of real estate		(69,151)
NOI		$116,092
Less Non-Same Store
Revenues		(82,585)
Operating expenses		34,643
Same Store NOI		$68,150
(1)	Adjustment to net loss to exclude certain property operating expenses that are casualty-related expenses.
(2)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19.
(3)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q3 2021	Q3 2020
Total mortgage debt	$1,275,501	$1,121,805
Credit facilities	275,000	215,000
Total debt outstanding	1,550,501	1,336,805

Adjustments to arrive at net debt:
Cash and cash equivalents	(18,413)	(70,282)
Restricted cash held for value-add upgrades and green improvements	(14,506)	(11,918)
Net Debt	$1,517,582	$1,254,605
Enterprise Value (1)	$3,080,582	$2,342,605
Leverage Ratio	49%	54%
(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Guidance Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2021	For the Three Months Ended December 31, 2021
		Mid-Point (1)	Mid-Point (1)
Net income		$21,255	$36,982
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		7,607	1,901
Corporate general and administrative expenses		12,298	3,228
Property general and administrative expenses	(2)	1,435	—
Depreciation and amortization		87,829	25,494
Interest expense		44,549	11,719
Casualty-related recoveries		(2,379)	—
Loss on extinguishment of debt and modification costs		503	175
Gain on sales of real estate		(46,157)	(46,157)
NOI	(3)	$126,940	$33,342
Less Non-Same Store
Revenues	(4)	(18,583)
Operating expenses	(4)	6,706
Operating income	(4)	(907)
Same Store NOI		$114,156
(1)

Mid-Point estimates shown for full year and fourth quarter 2021 guidance. Assumptions made for full year and fourth quarter 2021 NOI guidance include the Same Store operating growth projections included in the “2021 Full Year Guidance Summary” section of this release and the effect of the acquisition and dispositions throughout the fiscal year.

(2)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional and franchise tax fees.

(3)

2021 Pro Forma NOI Guidance takes into effect the acquisitions of Creekside at Matthews, The Verandas at Lake Norman and Six Forks Station as if they were purchased on January 1, 2021, which we estimate would have contributed approximately an additional $1,100, $1,000 and $2,300, respectively, to NOI. Additionally, 2021 Pro Forma NOI Guidance takes into effect the dispositions of Beechwood Terrace and Cedar Pointe as if they were disposed of on December 31, 2021 which we estimate would have contributed approximately an additional $600 to NOI.

(4)

Amounts are derived from the results of operations of our pro forma Full Year 2021 Same Store properties and Non-Same Store properties. There are 33 properties in our pro forma Full Year 2021 Same Store pool.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net income (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2021 (in thousands, except per share data):

For the Year Ended December 31, 2021
Mid-Point
Net income	$21,255
Depreciation and amortization	87,829
Gain on sales of real estate	(46,157)
Adjustment for noncontrolling interests	(185)
FFO attributable to common stockholders	62,742
FFO per share - diluted (2)	$2.44

Loss on extinguishment of debt and modification costs	503
Casualty-related recoveries	(2,606)
Amortization of deferred financing costs - acquisition term notes	650
Pandemic expense (1)	46
Adjustment for noncontrolling interests	6
Core FFO attributable to common stockholders	61,341
Core FFO per share - diluted (2)	$2.38

Amortization of deferred financing costs - long term debt	1,457
Equity-based compensation expense	6,990
Adjustment for noncontrolling interests	(26)
AFFO attributable to common stockholders	69,762
AFFO per share - diluted (2)	$2.71

Weighted average common shares outstanding - diluted	25,750
(1)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties
(2)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 25.8 million for the full year 2021.

NXRT.NEXPOINT.COM	Page 32